UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2017

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant’s subsidiary OmniMetrix, LLC entered into an Employment Agreement on June 19, 2017 with Walter Czarnecki, President and CEO of OmniMetrix. The Employment Agreement has a three-year term and provides for a base annual salary of $220,000. Upon the achievement by OmniMetrix and Mr. Czarnecki of certain performance goals established annually by the Board of OmniMetrix, Mr. Czarnecki shall be entitled to increases in his annual salary and an annual bonus. If his employment should be terminated without Cause (as defined in the Employment Agreement), Mr. Czarnecki would be eligible for a severance payment equal to six-months’ base salary at the rate in effect at the time of termination, to be paid in equal installments over a six-month period subject to his continuing fulfillment of his ongoing obligations under the Employment Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of June, 2017.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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